UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2020

EyePoint Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices, and Zip Code)

(617) 926-5000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 17, 2020, EyePoint Pharmaceuticals, Inc. (the “Company”) and its wholly owned subsidiary, EyePoint Pharmaceuticals US, Inc., entered into a Royalty Purchase Agreement (the “Agreement”) with SWK Funding, LLC (“SWK”). Pursuant to the Agreement, the Company sold its interest in royalties payable to the Company under its license agreement with Alimera Sciences, Inc. (“Alimera”) in connection with Alimera’s sales of ILUVIEN®. The Company has received a one-time $16.5 million payment from SWK and, in return, SWK is entitled to receive future royalties payable to the Company under the Alimera agreement. The transaction closed on December 17, 2020.

The Company has applied $15.0 million of net proceeds from the transaction against existing long-term debt obligations with CRG Servicing LLC (“CRG”). The remaining $1.5 million will be used to advance product pipeline programs.

Under the Agreement, the Company has agreed to specified covenants, including without limitation covenants regarding the delivery of certain royalty reports, notices, and correspondence with respect to the royalties to SWK, audit and inspection rights, intellectual property matters and compliance with the applicable royalty-bearing agreements. The Agreement also contains representations and warranties, other covenants, indemnification obligations, and other provisions customary for transactions of this nature.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 8.01. Other Events.

On December 18, 2020, the Company issued a press release announcing the Agreement. A copy of the press release, which is filed with this Current Report on Form 8-K as Exhibit 99.1, is hereby filed pursuant to this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of EyePoint Pharmaceuticals, Inc., dated December 18, 2020.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EyePoint Pharmaceuticals, Inc.

Date: December 18, 2020	By:	/s/ George O. Elston
	Name:	George O. Elston
	Title	Chief Financial Officer and Head of Corporate Development